UNITED States

Securities and exchange commission

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASI Aviation, Inc.

(Exact name of registrant as specified in its charter)

Nevada	6799	81-1014003
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification No.)

8521 Leesburg Pike Suite 175

Vienna, VA 22182

(Address of registrant’s principal executive offices)

Nevada Registered Agent LLC

401 Ryland St, Suite 200-A

Reno, Nevada 89502

(755) 885-7800

(Name, address of agent for service)

With copies to:

Adam S. Tracy

Securities Compliance Group, Ltd.

2100 Manchester Road Suite 615

Wheaton, IL 60187

888.978.9901

at@ibankattorneys.com

Approximate Date of Commencement for Proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerate filer [ ] Accelerated Filer [ ]

Non-accelerated filer [ ] Smaller reporting company [ X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock	5,000,000	1.00	5,000,000	$503.50

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Calculated under Section 6(b) of the Securities Act of 1933 as .0001007 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS – SUBJECT TO COMPLETION DATED JULY 27, 2016

ASI Aviation, Inc.

Up to 5,000,000 Common Shares at $1.00 per Share

ASI Aviation, Inc., a Nevada corporation (“we”, “us”, or the “Company”) is offering for sale a maximum of 5,000,000 shares of its common stock, par value $0.0001 per share, at the price of $1.00 per share.  There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.  The aggregate offering price of all securities sold under this prospectus may not exceed $5,000,000. The offering will commence on the effective date of this prospectus and will terminate as of the earlier date of the sale of the maximum shares offered hereunder or the passing of 365 days.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear all of the costs associated with this offering.

This is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

We were incorporated in the State of Nevada on December 29, 2015. We are a developmental stage company, with limited operational history. We are actively engaged in the development of our aircraft and aircraft spare parts sales and leasing operation, as well as exploring potential acquisitions in this or similar aviation- related industries, and developing our aviation management consulting services. Readers are encouraged to reference the section entitled “Business Operations” found on page31 herein for additional information regarding our business.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to March 31, 2016 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” found on page 12 herein for additional information regarding the risks associated with our company and common stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule

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144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

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The Date of this Prospectus is July 27, 2016

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TABLE OF CONTENTS

Forward Looking Statements	7
Prospectus Summary Information	7
The Offering	9
Summary Selected Financial Information	11
Risk Factors	12
Use of the Proceeds	24
Determination of Offering Price	25
Dilution	26
Plan of Distribution	27
Description of Securities	29
Interests of Named Experts and Counsel	31
Description of Business Operations	31
Directors, Executive Officers, Promoters and Control Persons	36
Security Ownership of Certain Beneficial Owners and Management	39
Executive Compensation	40
Certain Relationships & Related Transactions	42
Management Discussion & Analysis of Financial Condition	43
Financial Statements	47
Information Not Required in Prospectus	56
Exhibit Index	57
Undertakings	57
Signatures	59

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us”, “ASI” or “ASI Aviation” refer to ASI Aviation, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Nevada on December 29, 2015. Our principal office is located at 8521 Leesburg Pike Suite 175, Vienna, VA 22182. Our telephone number is (703) 657-9909.

Capitalization:	Our articles of incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 10,000,000 shares of our common stock issued and outstanding.

Management:	Our CEO, Chairman of the Board, and sole Director is Dr. B.B. Sahay. Our President is James P. Flynn. Our Vice President of Administration is Dr. Carl Jacobsen. Our Chief Financial Officer is Dr. James Silvester. Dr. Sahay is full time with the Company. Mr. Flynn is full time with the Company. Dr. Jacobsen is part time with the Company; Dr. Jacobsen devotes 20-30 hours per week to the Company.

Controlling Shareholders:	Our Chief Executive Officer, Chairman and sole Director, Dr. B.B. Sahay, is our majority shareholder. Dr. Sahay owns 10,000,000 shares of our common stock, for which he paid $1,000. As such, Dr. Sahay is able to exert significant influence over the affairs of the Company at the present time.

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Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $4,474 and have had no significant revenues as of March 31, 2016. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Our Business

Description of Operations:

ASI Aviation is a development stage technology company focusing on the development of our aircraft and aircraft spare parts sales and leasing operation, as well as exploring potential acquisitions in this or similar aviation- related industries. The Company is also actively developing its aviation management consulting services offerings.

Historical Operations:	From our inception through March 31, 2016, the Company has generated an accumulated deficit in the amount of $4,474. We have not generated any revenues to date.
Current Operations:

The Company is currently focusing on the further development of its aviation management consulting services as well as researching potential companies to acquire to further its goal of entering the aircraft and aircraft spare parts sales and leasing sector. We are currently in negotiations with an aircraft spare parts company that we intend to acquire as our first acquisition.

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Growth Strategy:	The Company will seek to acquire, consolidate and grow businesses in the general aviation industry and develop these businesses to their commercial potential. These potential acquisitions will allow the Company to quickly expand its profile in the industry.

The Offering

Class of Securities Offered:	Common stock, par value $0.0001 per share.

No. of Shares being Sold in the Offering:	Five million (5,000,000)
Offering Price:	The Company intends to offer its common stock at $1.00 per share.
No. of Shares Outstanding:	As of the date of this Prospectus, there are 10,000,000 shares of the Company’s common stock issued and outstanding.
No. of Shares After the Offering:

Assuming the Company sells the maximum offering, there will be 16,000,000 issued and outstanding following the offering. Pursuant to the employment agreement entered into between the Company and James Flynn, he will receive 1,000,000 shares upon effectiveness of this Registration Statement.

Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the total number of shares being sold, one year from the effective date of this Prospectus, or the decision by Company management to deem the offering closed.

Offering Costs:

We estimate our total offering registration costs to be up to $25,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Dr. B.B. Sahay, our Chief Executive Officer and only director, currently owns all of the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:

The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

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Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of Proceeds:

We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to further our business plan, as follows: approximately $4 million for acquisitions and $1 million for operating capital and further development of our consulting services.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, business developments and opportunities and related sales and marketing activities. See “Use of Proceeds” and “Plan of Operation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

ASI AVIATION, INC.

STATEMENTS OF OPERATIONS

For the period from December 29, 2015

(Inception) to March 31, 2016

Operating expenses:
Corporate fees	$ 984
Professional fees	2,711
Other expenses	779

Total operating expenses	4,474

Net loss	$ (4,474)

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov

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RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of March 31, 2016, we have generated no revenues and incurred an accumulated deficit of $4,474. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada Corporations Code against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

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There is no minimum dollar amount that the Company must raise in this offering, thus investors purchasing our securities might own stock of a company that has insufficient funding to conduct planned operations.

In order to implement the Company’s plan of operations for the next twelve month period, we require a minimum of $500,000 of funding from this offering. We anticipate that after the initial twelve month period we may need additional financing. If the Company is unable to successfully find clients we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $30,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Electronic Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Electronic Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	develop our products and services to make them commercially viable;

-	compete with larger, more established competitors in the aviation industry who offer similar, more advanced services and are more capitalized than the Company

-	maintain and enhance our brand recognition; and

-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance.

Risks Related to Our Business

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful

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implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

Future acquisitions could expose us to numerous risks.

As part of our business strategy, we may acquire complementary companies, products, services or technologies. Any acquisition would be accompanied by the risks commonly encountered in a transaction. Such risks include the following:

•	Difficulty of assimilating the operations and personnel of the acquired companies;
•	Inability of management to maximize our financial and strategic position through the successful incorporation of acquired businesses and technologies;
•	Additional expenses associated with amortization of acquired intangible assets;
•	Maintenance of uniform standards, controls, procedures and policies;
•	Impairment of relationships with employees, customers, vendors and advertisers as a result of any integration of new management personnel; and
•	Potential unknown liabilities associated with acquired businesses.

There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Due to all of the foregoing, any future acquisition may materially and adversely affect our business, results of operations, financial condition and cash flows. We may be required to obtain additional financing to fund potential acquisition in the future. There can be no assurance that such financing will be available on acceptable terms. In addition, if we issue stock to complete any future acquisitions, existing stockholders will experience further ownership dilution.

The airline industry faces specific problems that may adversely affect our financial performance.

Problems in the airline industry could adversely affect our business. Since our customers will consist primarily of passenger and cargo air carriers and aircraft leasing companies, the threat of terrorist activities continues to adversely impact the airline industry and consequently may adversely impact our business. However, it does affect our business to a much lesser extent than it affects other firms that rely heavily on major airlines for business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for maintenance, repair, and leasing services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. We cannot assure you that economic and other factors, which may affect the airline industry, will not adversely impact our business, financial condition or results of operations. Such adverse effects in the airline industry, can also adversely affect our aircraft parts sales business. Any event or occurrence that adversely impacts the aircraft maintenance industry will also adversely impact the aircraft parts sales industry because aircraft parts sales are directly related to the demand for maintenance of aircraft.

The continued threat of terrorist actions may result in less demand for public and private aviation and, as a result, our revenue may be adversely affected and we may not be able to continue successful operations.

Terrorist actions involving public and private aircraft may have a significant adverse impact on us. As a result of these actions, individuals and corporate customers may cease using private or public aircraft as a means of transportation or reduce their use of such aircraft, or we could become subject to burdensome regulations that would have an adverse effect on our results of operations. In either event, we would be unable to maintain sales and may be unable to continue our operations on a successful basis.

Our business is susceptible to liability claims.

Our business will expose us to possible claims for personal injury or death which may result if we were negligent in providing faulty parts to an airplane or repairing an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverages in the future at an acceptable cost. Any

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liability claim not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

The aviation industry is subject to heavy government regulation.

The aviation industry is highly regulated by the FAA in the United States and by similar agencies in other countries. We may be required to become certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft. Commercial jets, like any other complex vehicles, require periodic maintenance to allow for their safe and economical operation. Unlike many vehicles, the repair and modification of such aircraft is highly regulated by the various aviation authorities in each country of operation around the world.

We may be subject to fines and disqualification for non-compliance with Federal Aviation Administration regulations.

We will be subject to regulation by the Federal Aviation Administration under the provisions of the Federal Aviation Act of 1958, as amended.  The FAA prescribes standards and licensing requirements for aircraft and aircraft components.  We are subject to inspections by the FAA and may be subjected to fines and other penalties for noncompliance with FAA regulations.  Our failure to comply with applicable regulations could result in the termination of or our disqualification from some of our potential contracts, which could have a material adverse effect on our operations.

From time to time, the aircraft industry may experience periods of oversupply during which lease rates and aircraft values may decline, and any future oversupply could materially adversely affect our sales and leasing business, financial condition or results of operations.

In the past, the business of leasing, financing and selling aircraft has experienced prolonged periods of equipment shortages and oversupply of aircraft. The oversupply of a specific type of aircraft typically depresses the lease rates for, and the value of, that type of aircraft. An increase in the global supply of aircraft without a commensurate increase in demand may have a material adverse effect on lease renewal rates and the value of our assets. The supply and demand for aircraft may be materially adversely affected by various cyclical and non-cyclical factors that are outside of our control, including:

•	passenger air travel demand;

•	increased supply due to the sale of aircraft portfolios;

•	governmental regulation;

•	interest rates;

•	the cost and availability of credit;

•	cancellations of orders for aircraft;

•	delays in delivery by manufacturers; or

•	manufacturer production levels and technological innovation.

These factors could produce sharp decreases in aircraft lease rates and values and have a material adverse effect on our ability to lease or re-lease our aircraft and on our ability to sell such aircraft or aircraft parts at acceptable prices.

We are indirectly subject to many of the economic and political risks associated with emerging markets, which could materially adversely affect our business, financial condition or results of operations.

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We intend to capitalize on potential opportunities in emerging market countries, including Russia, India, Iran, and Myanmar. We also may decide to conduct operations in other emerging market countries in the future.

Emerging market countries have less developed economies that are more vulnerable to economic and political problems and may experience significant fluctuations in gross domestic product, interest rates and currency exchange rates, as well as civil disturbances, government instability, nationalization and expropriation of private assets and the imposition of taxes or other charges by government authorities. The occurrence of any of these events in markets served by our clients and the resulting economic instability that may arise could adversely affect the value of our ownership interest in aircraft subject to lease in such countries, or the ability of our potential lessees, which operate in these markets to meet their lease obligations. As a result, lessees which operate in emerging market countries may be more likely to default on leases than lessees that operate in developed countries. In addition, legal systems in emerging market countries may be less developed, which could make it more difficult for us to enforce our legal rights in such countries. Our business, financial condition or results of operations may be materially adversely affected.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability.

Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer and Chairman Dr. B.B. Sahay. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

We anticipate future losses and negative cash flow, and it is uncertain if or when we will become profitable.

We have not yet demonstrated our ability to generate revenue but we hope to produce some material revenues and operate on a profitable basis. As a result, we have incurred losses since our inception and even though we expect to see some operating revenue in the foreseeable future losses and negative cash flow for foreseeable future is a

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possibility. We expect to expend significant resources on hiring of personnel and startup costs, including payroll and benefits, research and acquisitions, marketing and promotion, capital expenditures, working capital, general and administrative expenses, and fees and expenses associated with this offering. We expect to incur costs and expenses related to consulting costs, marketing and other promotional activities, hiring of personnel, and the continued development of relationships with strategic business partners. We are attempting to obtain the necessary working capital for operations, of which this offering is a part, but we may not be able to obtain financing in a sufficient amount or at all. We anticipate our losses will continue to increase from current levels during our development stage.

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, and our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if developed, will be sustained. As a shell company, the Company’s common stock sold pursuant to this prospectus will be subject to restrictions on resale, and will not be eligible for quotation on the Over the Counter Bulletin Board. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTC Electronic Bulletin Board and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Electronic Bulletin Board, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

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The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 10,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

5,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the

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market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our Chief Executive Officer and Director owns all of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Chairman Dr. B.B. Sahay currently owns all of our outstanding voting securities. Even if the maximum amount of shares being offered in this offering are sold, Dr. Sahay will continue to own 62.5% of all outstanding shares. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Chairman Dr. B.B. Sahay owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus the Company had 10,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 90,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common

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stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the

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beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Electronic Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

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-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,

-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding

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companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

The offering price of the common shares being registered has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock.  The offering price for the common shares being registered in this registration statement has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Electronic Bulletin Board, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The total offering amount is $5,000,000. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company.

We plan to use approximately $4,000,000 of the offering proceeds to acquire our target business in the aviation services industry, a patented spare parts distributor, and implement its Airfield Response Center (“ARC”) in Chicago’s O’Hare international airport. We plan to utilize $1,000,000 for the development of our business and for general working capital.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Total Before Expenses	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,500	$1,500	$2,500	$2,500
SEC Filing Fee	$500	$500	$500	$500
Total Offering Expenses	$25,500	$25,500	$26,500	$26,500

Net Offering Proceeds	$1,224,500	$2,474,500	$3,723,500	$4,973,500

Expenditures
Legal & Accounting	$40,000	$40,000	$50,000	$50,000
Acquisition(s)(1)	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Business Development	$184,500	$434,500	$673,500	$923,500

Total Expenditures	$1,224,500	$2,474,500	$3,723,500	$4,973,500

(1)	In the event that we raise less than our target offering, we would endeavor to use internally generated business income, if available, to supplement our raise and complete our target acquisition. In the event that we raise less than our target offering and are unable to generate the necessary income to complete our target acquisition, we would seek an alternative acquisition target.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. In order to implement our plan of operations for the next twelve month period, we require a minimum of $500,000 of funding from this offering. We anticipate that after the initial twelve month period we many need additional funding.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

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-	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;

-	for office lease expenses and office equipment;

-	for sales and marketing; and

-	for development of aviation capabilities and additional services

DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	Our status as a developmental stage, “startup” company;

-	Costs associated with the continued development of our technologies into a commercialized status;

-	Our forecasted future prospects; and

-	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

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DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the post-offering net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of March 31, 2016, our net tangible book value was $(3,474) or $(0.00) per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 10,000,000, the number of shares of common stock outstanding at March 31, 2016.

The following table sets forth as of March 31, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $1.00 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$1.00	$1.00	$1.00	$1.00
Post Offering Net Tangible Book Value	$1,221,026	$2,471,026	$3,720,026	$4,970,026
Post Offering Net Tangible Book Value Per Share	$0.10	$0.18	$0.25	$0.31
Pre-Offering Net Tangible Book Value Per Share	($0.00)	($0.00)	($0.00)	($0.00)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.10	$0.18	$0.25	$0.31
Dilution Per Share for New Shareholders	$0.90	$0.82	$0.75	$0.69
Percentage Dilution Per Share for New Shareholders	90.03%	81.70%	74.78%	68.94%

Capital Contribution by Purchasers of Shares	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Capital Contribution by Existing Shares	$2,000	$2,000	$2,000	$2,000
% Contribution by Purchasers of Shares	99.84%	99.92%	99.95%	99.96%
% Contribution by Existing Shareholder	0.16%	0.08%	0.05%	0.04%
# of Shares After Offering Held by Public Investors	1,250,000	2,500,000	3,750,000	5,000,000
# of Shares After Offering Held by Existing Investors (1)	11,000,000	11,000,000	11,000,000	11,000,000
Total Shares Issued and Outstanding	12,250,000	13,500,000	14,750,000	16,000,000
% of Shares - Purchasers After Offering	10.20%	18.52%	25.42%	31.25%
% of Shares - Existing Shareholder After Offering	89.80%	81.48%	74.58%	68.75%

(1)	These figures include the 1,000,000 shares due to our President, Mr. James Flynn, following the effectiveness of this registration Statement.

Assuming the Issuer sells the entire offering of 5,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our post-offering net tangible book value as of March 31, 2016 would be $4,970,026, or $0.31 per share. This amount represents an immediate increase in the post-offering net tangible book value of $0.31 per share to our existing stockholder and an immediate dilution in the post-offering net tangible book value of approximately $0.69 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

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PLAN OF DISTRIBUTION

This prospectus relates to the sale of 5,000,000 common shares.

We do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our CEO to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares he may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our CEO will sell the common shares, and intends to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Dr. B.B. Sahay, the Company’s Chief Executive Officer and Director, will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Dr. Sahay. Dr. Sahay is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Dr. Sahay primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Dr. Sahay has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and he has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before the earliest event of the sale of the maximum offering, the termination of the offering by Company management or the passage of one (1) year.

There are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with

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keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

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DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $0.0001 par value per share. As of the date of this registration statement, there were 10,000,000 shares of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Our Articles of Incorporation do not provide for the issuance of any other class of shares.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 10,000,000 shares of our common stock. Only the 5,000,000 to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

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The remaining 11,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding, which will equal 160,000 shares of common stock immediately after this offering; and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

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-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to March 31, 2016 included in this prospectus have been audited by Friedman LLP, who are certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 2100 Manchester Road Suite 615, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

DESCRIPTION OF BUSINESS OPERATIONS

The Company

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft and aircraft spare parts sales and leasing operation, and developing our aviation management consulting services. We also plan on acquiring, consolidating and growing businesses in the general aviation industry and developing these businesses to their commercial potential. Since inception, we have generated no revenues and incurred an accumulated deficit in the amount of $4,474.

We plan to provide the following services:

•	Aircraft leasing and sales
•	Aviation consultancy
•	On-site maintenance and operational support
•	Spare parts support
•	Aircraft charter and ferrying systems

A majority of our revenues is expected to be derived from our management consulting services and aircraft spare parts sale and leasing. Our management has developed relationships with existing air carriers and companies operating government contracts with the U.S. Department of Defense, U.S. Marshals Service and the Department of Homeland Security. The Company has developed a unique capability and strategy in the leasing and buying of aircraft to support businesses on commercial or government contracts requiring dry or wet aircraft lease operations.

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Current Operations

The Company is a development stage company focused on developing our aviation management consulting services and expanding an aircraft and aircraft spare parts sales and leasing business. The Company’s executive officers have years of experience in the aviation industry. The Company hopes to be able to harness those relationships its team has already cultivated in order to allow its management consulting services to gain traction.

Contemporaneously, the Company has been active in exploring acquisition opportunities in the aircraft spare parts and leasing sector. The Company sees extensive opportunity to expand in this sector and believes its management teams experience can be invaluable in this endeavor.

Industry Overview

Aviation Industry:

The aviation industry supports the transportation of passengers and freight globally. Demand for key aviation assets, primarily commercial aircraft and jet engines, is tied to the underlying demand for passenger and freight movement. Commercial air travel and air freight activity have historically been long-term growth sectors, broadly correlated with world economic activity and expanding at a rate of one to two times the rate of global GDP growth. According to the International Air Transport Association (“IATA”), global demand for passenger traffic has grown at an average annual rate of 5.1% over the past two decades, outpacing global GDP of 3.7% in the same period. Furthermore, according to Boeing’s 2013 Commercial Market Outlook, this growth is expected to continue, rising at an average annual rate of 5% per annum over next two decades.

Much of that growth has been driven by low-cost carriers (LCCs), which now control some 25 percent of the worldwide market and which have been expanding rapidly in emerging markets; growth also came from continued gains by carriers in developed markets, the IATA reported. Because of lower oil prices and various increased efficiencies, airlines had profits of US$20 billion during 2014. Global economic expansion is expected to continue, with North America leading the economic global acceleration, and the Eurozone finally starting to gain economic momentum.

Aircraft Leasing:

Due to the cost of aircraft acquisitions, aircraft financing complexities and airlines’ need for fleet flexibility, the role of operating lessors has grown significantly over the past twenty years. Historically, airlines owned 100% of the fleet which they operated and acquisitions were financed through traditional loans and bank debt that was collateralized with the assets themselves. Over time, however, as airlines consolidated and grew in fleet size, the need for non-traditional financing sources drove the emergence of operating leases. As a result of this, operators are now able to quickly grow a fleet while carrying fewer assets on their balance sheets.

According to Ascend Fleet data, as of October 2013, approximately 33% of the in-service passenger and cargo aircraft fleet worldwide was owned and managed by an operating lease company. From 1999 to 2007, according to IATA, the lessor fleet grew at a compounded annual rate of 8.0% per year, but has since begun to taper as the rate of retirement for older aircraft increases. Looking forward, we believe that aircraft operators will continue to rely on leasing as they seek to reduce capital intensity, to eliminate balance sheet residual risks from aircraft, to pursue alternative financing sources when traditional bank sources are constrained, and to preserve flexibility in their fleet composition. These factors are expected to help grow the leasing of aircraft business progressively and provide us opportunities to grow our aviation services business as well ( see the services provided under “The Company”).

MRO Industry:

The commercial aircraft maintenance, repair & overhaul (MRO) market is a vital part of the commercial air transport industry. MRO is required to ensure that passenger and cargo carrying aircraft are maintained in conditions

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of airworthiness as defined by strict international and national regulations, which are regulated by civil aviation authorities.

The global commercial aircraft MRO market is expected to be worth $61.6bn in 2015, with expected growth to $90bn in 2024. Over the next decade, the sector is expected to experience moderate growth, driven by the rising volume of air traffic but offset by factors such as continuing financial pressures faced by airlines.

Demand for maintenance and repair services is driven by air transportation activity and the size and age of aircraft fleets. The profitability of individual companies depends on efficient operations. Large companies have an advantage in their ability to serve major customers and enjoy economies of scale in parts purchasing. Small companies can compete effectively by serving local markets and smaller customers.

Growth Strategy

The Company’s plan for the future includes acquiring businesses it believes its management team can help grow to expand the Company’s profile in the aviation industry.

Market Opportunity

The market for aviation equipment, namely commercial aircraft and engines, is large and growing. The demand for new aircraft is being driven by the global demand for additional passenger and cargo capacity, which is closely tied to the GDP of both developed and emerging markets. In order to support this growth, the market for aircraft operating leases, and thus aircraft lessors, is becoming an increasingly important part of the aviation industry.

Proposed Operations

Acquisitions

We are currently in negotiations with a business that we anticipate will be our first acquisition target. We plan to enter into a formal letter of intent (LOI) for the acquisition of this business once our negotiations are complete and satisfactory to both parties – the Seller and the Buyer. Once the LOI is signed, it will be filed as an addendum to the registration statement. We however, cannot predict with any probability if we would be successful in our negotiations and file prior to the effectiveness of this registration.

This target business fills an important need in the fragmented spare parts marketplace as a patented, on-airfield spare parts distributor. As the holder of a patent, the target company can provide an unmatched level of support to equipment or airline operators. The target company intends to construct an Airfield Response Center (“ARC”) to provide on-site support to operators. It plans to expand its patented ARC to other international airports in the U.S. and internationally following implementation of its first site at Chicago’s O’Hare International Airport.

The acquisition of a patented ARC provides a unique opportunity to the Company. The ARC has many advantages that will allow it to generate significant revenue for us. These advantages include:

•	Ability to provide immediate needs fulfillment for grounded aircraft;
•	Elimination of costly AOG (Aircraft On Ground) material shipping;
•	Reduction of risks involved with moving critically needed materials;
•	Elimination of AOG Hazardous Material shipping;
•	Ability to provide vertical supply chain support; and
•	Increased operational efficiencies.

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In addition to these advantages, the ARC also creates various opportunities for potential revenue streams through multiple support options. These potential revenue streams include:

•	Sales and Exchange of rotable parts inventory;
•	Sales of expendables (Lighting, hoses, batteries, hardware, etc.);
•	Sales of consumable product lines (Lubricants, fluid, adhesives, sealants, etc.);
•	Complete support of hazardous material supplies;
•	OEM warranty support centers and Distributorship Opportunities;
•	Substantial outlet for existing airline spare inventory;
•	Full wheel and brake supply center;
•	Support in aircraft tooling requests; and
•	Co-operative access to exchange pools of inventory.

Government Contracts

The Company also plans to bid on various federal and state contracts for aviation services as a small business. There are opportunities set aside annually by the U.S. federal government and by state governments. These larger opportunities typically have small business sub-contracting plan requirements as a mandate for bidding. The Company would be positioned as one of only several smaller businesses in this industry, and thus would have a real chance of winning those contracts as a result of its size and industry experience.

Opportunities In Iran

The Company plans to capitalize on new opportunities in the Iran civil aviation sector. Following the Iranian Revolution of 1979, the United States imposed sanctions against Iran and expanded them in 1995 to include firms dealing with the Iranian government. In 2006, the UN Security Council imposed sanctions after Iran refused to suspend its uranium enrichment program.

In April 2015, the U.S. and European nations and Iran reached a provisional agreement on a framework that, once finalized and implemented, would lift most of the sanctions in exchange for limits on Iran's nuclear programs extending for at least ten years. As a result, P5+1 sanctions were lifted on 16 January 2016. The lifting of the sanctions released roughly $100 billion of assets in Iran.

Years of sanctions have had a devastating effect on Iran’s aviation industry, and have all but crippled private airlines due to the unavailability of spare parts. We plan to take advantage of opportunities in the civil aviation market in Iran following the release of sanctions. Potential opportunities will include supplying products and services to private aviation companies, such as aircraft for sale or lease, refurbished engines, spare parts, ground telemetry, and consulting services.

We are in discussion with a company that has already procured a purchase order from Iran Air, the country’s national airline, for the purchase of ten (10) Rolls Royce engines including landing gear for Fokker aircraft. They have also recently received an OFAC license from the US Department of the Treasury to export those engines. We plan to establish a business relationship with this company. With its vast contacts and business relationships across Iran, we expect to have tremendous opportunities for sales and leasing of aircraft and spare parts in Iran.

Opportunities In Myanmar (Burma)

The Company, in conjunction with its partners, Lone Star Company Ltd. and Horizontal Sky Trading Company Ltd., plans to pursue business opportunities in the Myanmar (also known as Burma) civil aviation sector as well as with the Myanmar Armed Forces.

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The Burma sanctions program implemented by the Office of Foreign Assets Control (OFAC) began in May 1997 when the President determined that the Government of Burma had committed large-scale repression of the democratic opposition in Burma. In May 2012, the President and the Secretary of State announced that the United States would begin easing certain financial and investment sanctions on Burma in response to the historic reforms taking place there. Since July 2012, the U.S. Government has taken various actions to ease restrictions in response to the reforms in Burma. With the removal of most trade restrictions and Myanmar forming a democratic government in the coming year, we believe we are poised to capitalize on emerging opportunities for supplying new or used aircraft and spare parts to the Myanmar government and civil aviation industry.

Our officers visited Myanmar in 2013 and 2014 and presented our opportunities to the Myanmar Air Force and Myanmar National Airlines. We plan to visit them again this year to rejuvenate our past relationship and position ourselves for exploring unlimited business opportunities in Myanmar as a result easing of sanctions and progressively establishment of a democratic government.

Opportunities in India

India is one of the fastest growing aviation markets in the world. In response to its growing aviation market, several new airlines have been established in India, including Air Asia India, Air Costa, Vistara Airlines, and Air Pegasus. We plan to capitalize on the opportunities for sales and leasing of aircraft and spare parts in India. We have already established a base in India’s capital, located at 911912 Arunachal Building, Barakhamba Road, Connaught Place, New Delhi. We have also appointed a business development director to manage this office and explore potential aircraft sales and lease back and spare parts opportunities with airlines currently operating in India.

Opportunities In Russia

In previous business roles, Dr. Sahay and Jim Flynn, officers of the Company, have supplied spare parts to Aeroflot, the largest airline in Russia. Having maintained this relationship with Aeroflot executives, we plan to reestablish this business relationship upon further development of our business plan and operations.

Marketing Strategy

The Company plans to implement strategic marketing campaigns focused on brand name recognition. Advertising campaigns will generally focus on print and web, utilizing aviation industry publications. Although other means of advertising will also be considered and implemented, these forms of advertising have been identified as being the most effective means for reaching potential clients in our target markets. The company has created a website as a means of advertising and as an electronic brochure for generating leads and increasing market awareness.

Competition

The market for our products and services is extremely competitive, and we face competition from a number of sources. Our competitors include aircraft service companies and other companies providing MRO services, as well as aircraft manufacturers and other companies involved in aircraft and parts sales and leasing. We believe that our experienced staff, scope of services, small business focus, availability of parts, and focus on customer service increase the competitiveness of our business. Most of our competitors, however, have substantially greater financial and other resources than are available to us. We cannot assure anyone that competitive pressures will not materially adversely affect our business, financial conditions or results of operations or that we will ever attain any competitive position within our market.

Government Regulation

The air transportation industry is highly regulated. Because we do not operate aircraft, we generally are not directly subject to most of these laws, such as regulations of the U.S. Department of Transportation (“DOT”) and the Federal Aviation Administration (“FAA”) or their counterpart organizations in foreign countries regarding the operation of aircraft for public transportation of passengers and property. However, we are subject to government regulation in a number of respects. In addition, potential buyers and lessees of our aircrafts and parts are subject to

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extensive regulation under the laws of the jurisdiction in which they are registered or under which they operate. These laws govern, among other things, the registration, operation, maintenance and condition of aircraft.

Most of our aircraft will be registered in the jurisdictions in which the lessees of our aircraft are certified as air operators. Each aircraft registered to fly must have a Certificate of Airworthiness, which is a certificate demonstrating the aircraft’s compliance with applicable government rules and regulations and that the aircraft is considered airworthy, or a ferry flight permit, which is authorization to operate an aircraft on a specific route. Our lessees will be obligated to maintain Certificates of Airworthiness for the aircraft they lease from us.

We are also subject to the regulatory authority of the U.S. Department of Treasury (“Treasury”) and the U.S. Department of Commerce (“Commerce”) to the extent such authority relates to the export of aircraft for lease or sale. Also, the Commerce and the Treasury Departments (through the OFAC), impose restrictions on the operation of U.S. goods, such as aircraft and engines, to and in sanctioned countries, as well as on the ability of U.S. companies and persons to conduct business with entities and individuals in those countries or on any restricted parties lists.

Environmental Laws

We are subject to a variety of federal, state and local environmental laws and regulations, including those that govern health and safety requirements, the discharge of pollutants into the air or water, the management and disposal of hazardous substances and wastes and the responsibility to investigate and clean-up contaminated sites that are or were owned, leased, operated or used by us or our predecessors. Some of these laws and regulations may require us to obtain permits, which contain terms and conditions that impose limitations on our ability to emit and discharge hazardous materials into the environment and may be periodically subject to modification, renewal and revocation by issuing authorities. Fines and penalties may be imposed for non-compliance with applicable environmental laws and regulations and the failure to have or to comply with the terms and conditions of required permits. We intend to comply with these laws and regulations.

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Description of Property

Currently, our principal executive offices are located at 8521 Leesburg Pike Suite 175, Vienna, VA 22182. Dr. B.B. Sahay, our CEO and Director, personally leases the office space from Kemron Environmental Services, Inc. for $500 per month. The lease is on a month-to-month term and renews automatically. Dr. Sahay currently offers the space to the Company as its corporate office free of charge.

We have no recorded expenses for any lease as of December 31 2015. Upon effectiveness of this registration statement and assuming sufficient funds are raised from this offering, the company plans on signing a lease agreement in Vienna, VA.

Legal Proceedings

We are not a party to any pending legal proceedings. In the future, we may from time to time, become involved in various legal proceedings. We believe that all such litigation is routine in nature and incidental to the conduct of our business, and we believe that no such litigation will have a material adverse effect on our financial condition, cash flows or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

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Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position
Dr. B.B. Sahay	71	Chief Executive Officer and Chairman Director
James P. Flynn	68	President
Dr. James L. Silvester	64	Chief Financial Officer
Dr. Carl Jacobsen	73	VP Administration
Danette Penenburgh	60	Secretary

Dr. B.B. Sahay, CEO and Director

Dr. Sahay currently serves as the Chief Executive Officer and Chairman of the Board for ASI Aviation, Inc. Dr. Sahay was Chairman and CEO of MSSI and its two wholly owned subsidiaries and President of TeleScience, Inc. (“TII”), which he founded in 1987. Dr. Sahay was successful in transforming TII from a small government contracting firm competing for set-aside contracts into a public company operating in both the public and private sectors. Prior to establishing TII, Dr. Sahay held management and advisory positions with CONTEL, IBM’s Satellite Business Systems, MCI, and MITRE Corporation. As a member of the GSA’s Federal Telecommunications System (FTS 2000) management evaluation team, he participated in awarding one of the largest civilian contracts in U.S. history to AT&T and Sprint. From 2010 to his resignation on December 31, 2015, he served as the Chairman and CEO of AmeriHealth Solutions, Inc. He has a Ph.D. in Control Systems, Science, and Engineering for Washington University in St. Louis.

James P. Flynn, President

Mr. Flynn currently serves as the President for ASI Aviation, Inc. Mr. Flynn has extensive experience in aircraft leasing, acquisitions, operations, logistics and maintenance support for regional and commercial transport aircraft including running aircraft spare parts company. He will direct and oversee the aviation services division of ASI. Mr. Flynn has more than 30 years’ experience in the aviation industry and managed several aviation ventures including a Part 135 and FAR 121 certified air carrier operations. His experience includes commercial and government aircraft programs both domestic and international, valued in the multimillions of dollars. He also has a thorough understanding of all aspects of the aircraft industry and strong financial and technical skills pertaining to developing enterprises in this space. From 2010 to 2013 he served as the manager and partner of Ryan International Airlines. From March 2013 to his resignation on December 31, 2015 he served as the managing partner for Justice Aviation, LLC. Mr. Flynn holds an Airline Transport Pilot License and has been issued a Commercial License with Instrument rating and Flight Instructor Licenses from Beacon Flight School, MD and Miami Dade College, FL, respectively.

Dr. James L. Silvester, Chief Financial Officer

For the past 26 years, Dr. Silvester has operated his own consulting firm specializing in turnarounds, IPO’s, private placements, and corporate debt negotiations, and has served as an expert witness in many courts. He has served three federal courts in the mid-Atlantic region as an approved consultant working with attorneys, banks, commercial finance companies, and broker/dealers, covering diverse industries and businesses in the 2 to 70 million per annum revenue range. He has also worked with the SEC and FINRA and many of their top-level employees in assisting Pre-IPO companies to enter the public marketplace. He holds four degrees from accredited universities, including graduating with honors including a PhD in Business Administration. He has also authored several business books.

Dr. Carl Jacobsen, VP Administration

Dr. Jacobsen currently serves as the Vice President of Administration for ASI Aviation, Inc. Dr. Jacobsen received his Ph.D. in Linguistics from UCLA in 1979 and his J.D. from Antioch School of Law in 1984. He is admitted to practice in the District of Columbia. Since 2010 he has worked as a self-employed reviewer of litigation documents with a specialty in anti-trust, including mergers, acquisitions, and divestitures.

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Danette Penenburgh, Secretary

A native of the Washington, D.C. area, Ms. Penenburgh has been working in Human Resources for over 30 years. She joined KEMRON Environmental Services, Inc., an environmental consulting/engineering/remediation federal contractor, as the Human Resources Manager in early 1996. Her area of responsibilities include overseeing all aspects of personnel, recruiting, payroll, ESOP and 401(k) administration, benefits and benefit contracts. She brings to the HR field a progressively enhanced skillset and experience from years working in education, contract administration and office management. She is currently working as ASI Aviation, Inc.’s Director of Contract Administration & Human Resources. She holds a B.A. in Education from Marywood University in Scranton, PA.

Term of Office

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than one (1) director. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

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Involvement in Certain Legal Proceedings

Except as set forth below, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

On April 29, 2008, CEO and director Dr. Sahay filed a Chapter 7 bankruptcy petition in Virginia that was discharged on November 6, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for

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each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 8521 Leesburg Pike Suite 175 Vienna, VA 2282.

Name	Shares	Percentage Ownership
Dr. B.B. Sahay	10,000,000	100%
James P. Flynn	0	0%
Dr. James L. Silvester	0	0%
Dr. Carl Jacobsen	0	0%
Danette Penenburgh	0	0%

All Directors and Officers as a group (5 persons)	10,000,000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 10,000,000 shares of common stock outstanding as of the date of this prospectus.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officers and directors for all services rendered in all capacities to our company for the period ending March 31, 2016.

Name:	Period End:	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Dr. B.B. Sahay CEO, Director	Mar. 31, 2016	-	-	-	-	-	-
James P. Flynn President	Mar. 31, 2016	-	-	-	-	-	-
Dr. James Silvester CFO	Mar. 31, 2016	-	-	-	-	-	-
Dr. Carl Jacobsen VP Admin	Mar. 31, 2016	-	-	-	-	-	-
Danette Penenburgh Secretary	Mar. 31, 2016	-	-	-	-	-	-

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

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Employment Agreements:

We have entered into employment agreements with B.B. Sahay, our director and CEO, and James Flynn, our president. These employment agreements provide for at-will employment and set forth each officer or director’s initial equity or stock option grant amount and eligibility for employee benefits. The key terms of these employment agreements are described below. Other than the employment agreements described below, we have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, changes in their compensation or a change in control. Both Dr. Sahay and Mr. Flynn have voluntarily waived both the receipt and/or accrual of any compensation prior to the consummation of this initial public offering.

B.B. Sahay Employment Agreement

The employment agreement with our Chairman and CEO B.B.Sahay is effective January 1, 2016 and constitutes at will employment. The employment agreement may be terminated at any time with or without cause by the Executive or the Company.

Under the employment agreement, Mr. Sahay will receive an initial base compensation of $150,000 annually following the effectiveness of this offering. Mr. Sahay will also be eligible to receive up to five (5) performance bonuses per year in the amount of $30,000 each, for a total of $150,000 annually. These bonuses will be payable with respect to the completion of each fiscal quarter, with one payable at the end of the fiscal year. The criteria for the payment of the performance bonuses will be based on the achievement of certain objectives as mutually agreed by the executive and the Company. No performance bonuses shall be earned during the period of the executive’s employment prior to the effectiveness of this public offering. The executive will also be eligible for all customary benefits available to senior executives of the Company.

The executive is also subject to confidentiality restrictions that protect the Company’s proprietary information, developments and other intellectual property following termination of employment.

James Flynn Employment Agreement

The employment agreement with our President James Flynn is effective February 1, 2016, has no specific term and constitutes at will employment. The employment agreement may be terminated at any time with or without cause by the Executive or the Company.

Under the employment agreement, Mr. Flynn will receive an initial base compensation of $120,000 annually following the effectiveness of this offering. Mr. Flynn will receive one million (1,000,000) common shares following the effectiveness of this offering. Mr. Flynn will also be eligible to receive up to five (5) performance bonuses per year in the amount of $20,000 each, for a total of $100,000 annually. These bonuses will be payable with respect to the completion of each fiscal quarter, with one payable at the end of the fiscal year. The criteria for the payment of the performance bonuses will be based on the achievement of certain objectives as mutually agreed by the executive and the Company. No performance bonuses shall be earned during the period of the executive’s employment prior to the effectiveness of this public offering. The executive will also be eligible for all customary benefits available to senior executives of the Company.

The executive is also subject to confidentiality restrictions that protect the Company’s proprietary information, developments and other intellectual property following termination of employment.

Contractor Engagement Agreements

We have engaged the remainder of our executive staff – Dr. James L. Silvester, Dr. Carl Jacobson, Danette Penenburgh, and Nishant Goyal – as independent contractors. The terms of these agreements all provided for a base hourly compensation and repayment of certain expenses, as well as non-compete and non-solicitation provisions, and allow each to engage in outside business that does not constitute a conflict of

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interest. As of the date of this prospectus none of these contractors have earned, accrued, or been paid any compensation. Other than the terms described below, we have not entered into any agreements or arrangements with any of the officers.

James L. Silvester Engagement Agreement

The engagement agreement with our Chief Financial Officer, Dr. James L. Silvester is effective March 1, 2016.

Under the agreement, Dr. Silvester is to receive 100,000 shares of common stock to be vested over a three year period. Dr. Silvester will also be paid a fee equal to five percent (5%) of equity capital and two and one half percent (2.5%) of debt capital raised through his direct efforts.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee of the Company, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

The registrant's board of directors consists of Dr. B.B. Sahay. Dr. Sahay is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Dr. B.B. Sahay owns 10,000,000 common shares for which he paid $1,000.

Advances from Related Parties

During the period from December 29, 2015 (inception) to March 31, 2016, Dr. B.B. Sahay has advanced the Company a total of $7,724 to cover costs related to the organization and development of the company. The advances are considered temporary in nature. There is no formal written commitment for continued support by Dr. Sahay.

The funds advanced to the Company by Dr. Sahay are unsecured, non-interest bearing, and are due at March 31, 2017. Proceeds raised in this offering may be used to repay some or all of this related party advance.

Director Independence

The registrant's board of directors consists of Dr. B.B. Sahay. Dr. Sahay is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

The Company was incorporated under the laws of the State of Nevada on December 29, 2015. We are a developmental stage company principally involved in the business of developing our aircraft and aircraft spare parts sales and leasing operation, and operating our aviation management consulting services. We also plan on acquiring, consolidating and growing our businesses in the general aviation sector and developing them to their commercial potential.

From the date of our inception through March 31, 2016, we have generated no revenue and have incurred total expenses of $4,474 for a net loss in the amount of $4,474. Our expenses are primarily attributed to expenses related to the organization of the Company and this offering.

Plan of Operations

We plan to continue to focus on the research of potential acquisitions in the aircraft spare parts sales and leasing sector, with our current goal being to acquire a company actively operating in that sphere. We also plan to seek out

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projects we believe our management team’s experience would be invaluable and attempt to begin amassing management consulting clients in the aviation industry.

Since we are a development stage company, we have not yet finalized some aspects of our strategy. For example, we may decide to forego potential acquisitions in favor of starting down certain avenues from concept to completion on our own. That decision would depend on whether we believe starting certain business operations ourselves would be more beneficial (be it financially, from a control or quality perspective, or otherwise) than acquiring a company already operating in that sector.

We expect to use the net proceeds received from this offering to continue exploring potential acquisitions and further the reach of our aviation management consulting operation.

We are highly dependent on the success of this offering to execute upon this proposed plan of operations. If we are unable to raise sufficient funds through this offering or obtain alternate financing in lieu of funds raised through this offering, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Results of Operations

Our cash balance is $4,250 as of March 31, 2016 with $7,724 in liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We may utilize funds from Dr. B.B. Sahay, our Chief Executive Officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Dr. Sahay, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $500,000 of funding from this offering. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

During the period from December 29, 2015 (inception) to March 31, 2016, we generated no revenues and incurred expenses of $4,474. Our operating expenses consist of the costs incurred in organizing the company and this offering. This constitutes a net loss of $4,474.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully find clients we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Controls and Procedures

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2018. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

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Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements;

As of March 31, 2016 we did not have any off-balance sheet arrangements.

Commitments and Contractual Obligations

The Company has entered into agreements with certain employees and contractors. The agreements included various capital stock commitments. The following is a complete list of those commitments as of March 31, 2016.

Our President, James Flynn, will be paid one million (1,000,000) shares of common stock of the company upon the effectiveness of this registration statement.

Our Chief Financial Officer, Dr. James Silvester, will be paid one hundred thousand (100,000) shares of the common stock of the company, vest over a three year period beginning March 1, 2016. Those payments are due to be made in installments of 33,333; 33,333; and 33,334 on April 30, 2017; April 30, 2018; and April 30, 2019, respectively.

The agreements also include a base annual salary of $150,000 and $120,000 for Dr. Sahay and James Flynn, respectively. Both are also eligible for up to five (5) performance-based bonuses of $30,000 (for Dr. Sahay; a total of up to $150,000) and $20,000 (for Mr. Flynn; a total of $100,000).

The agreements also include a base hourly rate of $125; $50; $50; and a rate to be determined after July 31, 2016; for Dr. James L. Silvester; Carl Jacobson; Danette Penenburgh; and Nishant Goyal, respectively.

Dr. James L. Silvester will also be paid a fee equal to five percent (5%) of equity capital and two and one half percent (2.5%) of debt capital raised through his direct efforts.

Liquidity and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $500,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

We have not generated any revenues as of this date, and no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $30,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no

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operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

The uncertainty surrounding the Company’s ability to consummate such transactions raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements have been prepared with the assumption that the Company will continue as a going concern and will be able to realize its assets and discharge its liabilities in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

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ASI AVIATION, INC.

FINANCIAL STATEMENTS

For the period ended from December 29, 2015 (Inception) to March 31, 2016

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and

Stockholder of ASI Aviation, Inc

We have audited the accompanying balance sheet of ASI Aviation, Inc. (the “Company”) as of March 31, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for period from December 29, 2015 (Inception) through March 31, 2016. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2016, and the results of its operations and its cash flows for each of the period from December 29, 2015 (Inception) through March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has no operating history and has incurred a loss in the current period of $4,474 and has working capital deficit of $3,474 as of March 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

Marlton, New Jersey

July 27, 2016

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ASI AVIATION, INC.

BALANCE SHEET

March 31, 2016

ASSETS

Current Assets:
Cash	$ 4,250
Total Current Assets	4,250

TOTAL ASSETS	$ 4,250

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities:
Related party loan	$ 7,724
Total Current Liabilities	$ 7,724

Stockholder’s Deficit
Common stock, par value $0.0001, 100,000,000 Authorized, 10,000,000 Issued and Outstanding	1,000
Accumulated deficit	(4,474)
Total stockholder’s deficit	(3,474)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 4,250

The accompanying notes are an integral part of these financial statements.

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ASI AVIATION, INC.

STATEMENT OF OPERATIONS

For the period from December 29, 2015

(Inception) to March 31, 2016

Operating expenses:
Corporate fees	$ 984
Professional fees	2,711
Other expenses	779
Total operating expenses	4,474

Net loss	$ (4,474)

The accompanying notes are an integral part of these financial statements.

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ASI AVIATION, INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

For the period from December 29, 2015 (Inception) to March 31, 2016

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Equities
	Shares	Amount
Beginning Balance, Dec 29, 2015 (Inception)	-	$ -	$ -	$ -
Issuance of founder’s shares	10,000,000	1,000		-	1,000
Net loss	-	-	-	(4,474)	(4,474)

Ending Balance, March 31, 2016	10,000,000	1,000		$(4,474)	$(3,474)

The accompanying notes are an integral part of these financial statements.

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ASI AVIATION, INC.

STATEMENT OF CASH FLOWS

For the period from December 29, 2015 (Inception) to March 31, 2016

Cash Flows from Operating Activities

Net loss	$(4,474)

Net cash used in operating activities	(4,474)
Cash Flows from Financing Activities
Proceeds from founder shares	1,000
Proceeds from related party loan	7,724
Net cash provided by financing activities	8,724

Net Increase In Cash	4,250

Cash – Beginning
Cash – Ending	$4,250

The accompanying notes are an integral part of these financial statements.

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Note 1.     Organization, History and Business

ASI Aviation, Inc. is a Nevada corporation (the “Company”), incorporated under the laws of the State of Nevada on December 29, 2015. The fiscal year-end of the Company is March 31. The business plan of the Company is to develop an aircraft and aircraft spare parts sales and leasing operation, as well as operating an aviation management consulting firm. The Company will also be exploring potential acquisitions in the aviation industry.

Note 2.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred a loss of $4,474, working capital deficit of $3,474 and as of March 31, 2016 the Company had an accumulated deficit of $4,474. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes”. The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Note 4.   Related Party Transactions

Our Chief Executive Officer has extended the Company a loan in the amount of $7,724 as of March 31, 2016. The loan bears no interest and is due March 31, 2017.

On December 29, 2015, the Company issued Brajnandan B. Sahay 10,000,000 common shares in exchange for $1,000.

Note 5.   Stockholders’ Deficit

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held. As of March 31, 2016 the Company had 10,000,000 shares issued and outstanding.

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Note 6. Commitments

The Company has entered into agreements with certain employees and contractors. The agreements included various capital stock commitments. The following is a complete list of those commitments as of March 31, 2016.

Our President, James Flynn, will be paid one million (1,000,000) shares of common stock of the company upon the effectiveness of this registration statement.

Our Chief Financial Officer, Dr. James Silvester, will be paid one hundred thousand (100,000) shares of the common stock of the company, vest over a three year period beginning March 1, 2016. Those payments are due to be made in installments of 33,333; 33,333; and 33,334 on April 30, 2017; April 30, 2018; and April 30, 2019, respectively.

The agreements also include a base annual salary of $150,000 and $120,000 for Dr. Sahay and James Flynn, respectively. Both are also eligible for up to five (5) performance-based bonuses of $30,000 (for Dr. Sahay; a total of up to $150,000) and $20,000 (for Mr. Flynn; a total of $100,000).

The agreements also include a base hourly rate of $125; $50; $50; and a rate to be determined after July 31, 2016; for Dr. James L. Silvester; Carl Jacobson; Danette Penenburgh; and Nishant Goyal, respectively.

Dr. James L. Silvester will also be paid a fee equal to five percent (5%) of equity capital and two and one half percent (2.5%) of debt capital raised through his direct efforts.

Note 7. Subsequent Events

The Company has analyzed its operations subsequent to March 31, 2016 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financials other than the following:

In May 2016 the Company entered into an agreement with Colors, and Indian builder and real estate consultant. The terms of that agreement allow the Company to use a shared office space at no cost until the Company is funded or begins to generate revenues from its projects in India. Terms of rent are to be established within six (6) months.

On May 9, 2016 the Company entered into an agreement with independent contractor Nishant Goyal to serve as Director of Business Development in India. Compensation for this position is to be determined after July 31, 2016.

.

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Up to a Maximum of 5,000,000 Common Shares

at $1.00 per Common Share

ASI Aviation, Inc.

July 27, 2016

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$500
EDGAR/Printing Expenses	2,000
Auditor Fees and Expenses	11,500
Legal Fees and Expenses	10,000
Transfer Agent Fees	2,500
TOTAL	$26,500

The organization cost were all expensed in the period presented. Prior to the Company bank account being opened our Chief Executive Officer advanced $7,724 for legal and auditor fees associated with this offering, as well as organizational and developmental costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into an agreement with Dr. B.B. Sahay, Mr. James P. Flynn, Dr. James Silvester and Dr. Carl Jacobsen that requires us to indemnify them against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which he may be made a party by reason of the fact that he is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following unregistered securities were sold during the period from inception through March 31, 2016.

On December 29, 2015 the Company issued 10,000,000 of its authorized common stock to Dr. B.B. Sahay in exchange for $1,000.

The foregoing securities were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act relative to transactions by an issuer not involving any public offering.

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All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of capital stock described in this Item 15 included appropriate legends setting forth that the securities have not been registered and the applicable restrictions on transfer.

Item 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant (filed herewith)
5.1	Opinion re: Legality and Consent of Counsel(filed herewith)
10.1	Executive Employment Agreement – CEO (filed herewith)
10.2	Executive Employment Agreement – President (filed herewith)
10.3	Engagement Letter – CFO (filed herewith)
10.4	Engagement Letter – VP Administration (filed herewith)
10.5	Engagement Letter – Corporate Secretary (filed herewith)
10.6	Engagement Letter – Director Business Development (filed herewith)
10.7	Understanding of Lease (filed herewith)
23.1	Consent of CPA (filed herewith)

Item 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Weston, VA on July 27, 2016.

ASI Aviation, Inc.
/s/Brajnandad Sahay
By:
Name:	Dr. B.B. Sahay
Title:	Chief Executive Officer and Chairman (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Brajnandan Sahay		July 27, 2016
Dr. B.B. Sahay	Director and Chief Executive Officer (Principal Executive Officer)	Date

/s/James Silvester		July 27, 2016
Dr. James L. Silvester	Chief Financial Officer (Principal Financial Officer)	Date